PRESS RELEASE                                FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC. ®
1450 BROADWAY - 24TH FLOOR
NEW YORK, NEW YORK 10018

HARRIS & HARRIS GROUP ANNOUNCES CHANGE IN CORPORATE NAME
TO 180 DEGREE CAPITAL CORP. AND TICKER SYMBOL TO "TURN"

NEW YORK, NY - March 24, 2017 -- Harris & Harris Group, Inc. (NASDAQ: TINY) (the "Company") reported today that it has filed an amendment to its Certificate of Incorporation to change its corporate name to 180 Degree Capital Corp. This amendment was filed following receipt of the required votes from its shareholders at a Special Meeting of Shareholders held today.

Additionally, the Company announced that its common stock will begin trading on the NASDAQ stock market under the new symbol of TURN on March 27, 2017. The Company will also be launching a new website that will be accessible at www.180degreecapital.com.

The Company also announced that it received the required support from shareholders to enable the Board of Directors to withdraw the Company's election to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Company plans to file the withdrawal notice with the Securities and Exchange Commission in conjunction with its registration as a registered closed-end fund under the 1940 Act on or before March 31, 2017.

PRESS CONTACT:
Daniel B. Wolfe
180 Degree Capital Corp.
212-582-0900

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including, but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The reference to the website www.180degreecapital.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release. The Company is not responsible for the contents of third party websites.